                     ASSIGNMENT AND ASSUMPTION OF FRANCHISE

         This Assignment and Assumption of Franchise ("Assignment") is made and shall be deemed effective as of September 15, 1995 (the "Effective Date"), by and between NORTHLAND CABLE PROPERTIES FOUR LIMITED PARTNERSHIP, a Washington limited partnership, and its assigns ("Assignee"), and SLT CABLE TV, INC., a Texas corporation ("Assignor").

                                    RECITALS

         A. Pursuant to that certain Franchise Agreement, dated September 8, 1978, the City of Kaufman, Texas (the "City") granted a cable television franchise (the "Franchise") to CATV Systems, Inc. ("CATV"). With the City's consent, CATV assigned the franchise to Roger Whitehurst d/b/a Texas Cablevision Co. ("Whitehurst"). With the City's consent and pursuant to that certain Assignment and Bill of Sale, dated January 2, 1990, the Franchise was assigned from Whitehurst to Assignor. Pursuant to that certain Ordinance No. 0-19-93, dated January 10, 1994, the provisions of the Franchise were amended. Copies of the Franchise Agreement and Ordinance No. 0-19-93 are attached hereto as Exhibits C-1(A) and C-1(B), respectively, and are incorporated herein by this reference.

         B. Pursuant to the terms and conditions of that certain Asset Purchase Agreement between Assignor and Northland Telecommunications Corporation, a Washington corporation, dated as of April 10, 1995 (the "Agreement"), which Agreement was assigned to Assignee pursuant to that certain Assignment and Assumption of Asset Purchase Agreement dated September 15, 1995, Assignee shall acquire from Assignor all of Assignor's right, title and interest in and to the Franchise.

         C. The City consented to the assignment of the Franchise as described above and such consent is documented by that certain Resolution of the City Council of the City of Kaufman, dated July 17, 1994 [sic], a copy of which is attached hereto as Exhibit C-2 and incorporated herein by this reference.

                                   AGREEMENTS

         In consideration of the mutual covenants, promises and conditions set forth in the Agreement and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties covenant and agree as follows:

         1.      Assignment of Franchise

                 (a) As of the Effective Date, Assignor hereby assigns, conveys, transfers and sets-over to Assignee any and all of Assignor's right, title and interest in and to the Franchise and any and all of Assignor's responsibilities and obligations under the Franchise, such assignment being upon all of the terms and conditions as contained in the Franchise.

                 (b) Assignor hereby covenants and warrants to Assignee that Assignor has performed all of the obligations to be performed by Assignor pursuant to and in accordance with the terms of the Franchise and that Assignor is not in default or breach of any provisions of the Franchise, including, but not limited to the timely payment of the franchise fee, and that the same is in full force and effect.

                 (c) Exhibits C-1(A) and (B) are true, correct and complete copies of the agreement and ordinance which comprise the cable television franchise with the City.

         2. Assumption of Franchise. As of the Effective Date, Assignee hereby accepts and assumes the assignment of the Franchise from Assignor and hereby assumes all of the responsibilities and obligations of the franchisee under the terms of the Franchise.

         3. Effect. This Assignment shall not limit or modify any of the provisions of the Agreement.


Assignor:                              SLT CABLE TV, INC.


                                        By       /s/ AMERICO CORNACCHIONE
                                           -------------------------------------
                                        Its      Vice President
                                            ------------------------------------


Assignee:                               NORTHLAND CABLE PROPERTIES FOUR
                                        LIMITED PARTNERSHIP

                                        By Northland Communications Corporation,
                                           Managing General Partner


                                           By
                                              ----------------------------------
                                           Its
                                               ---------------------------------

                 (b) Assignor hereby covenants and warrants to Assignee that Assignor has performed all of the obligations to be performed by Assignor pursuant to and in accordance with the terms of the Franchise and that Assignor is not in default or breach of any provisions of the Franchise, including, but not limited to the timely payment of the franchise fee, and that the same is in full force and effect.

                 (c) Exhibits C-1(A) and (B) are true, correct and complete copies of the agreement and ordinance which comprise the cable television franchise with the City.

         2. Assumption of Franchise. As of the Effective Date, Assignee hereby accepts and assumes the assignment of the Franchise from Assignor and hereby assumes all of the responsibilities and obligations of the franchisee under the terms of the Franchise.

         3. Effect. This Assignment shall not limit or modify any of the provisions of the Agreement.


Assignor:                              SLT CABLE TV, INC.


                                        By
                                           -------------------------------------
                                        Its
                                            ------------------------------------


Assignee:                               NORTHLAND CABLE PROPERTIES FOUR
                                        LIMITED PARTNERSHIP

                                        By Northland Communications Corporation,
                                           Managing General Partner


                                           By     /s/ James A. Penney
                                              ----------------------------------
                                           Its    Vice President
                                               ---------------------------------

                                    R-09-95
                         RESOLUTION OF THE CITY COUNCIL
                             CITY OF KAUFMAN, TEXAS

                            REGARDING THE CONSENT TO
                            ASSIGNMENT OF FRANCHISE

         WHEREAS, the City of Kaufman, Texas (the "City"), acting by and through its City Council (the "Council"), passed and approved that certain Franchise Agreement, dated September 8, 1978, granting to CATV Systems, Inc. and its assigns the right and privilege to have, acquire, construct, reconstruct, maintain, use, operate a cable television system within the City (the "Franchise"); and

         WHEREAS, with the City's consent, CATV Systems, Inc., assigned such Franchise to Roger Whitehurst d/b/a Texas Cablevision Co. ("Texas
Cablevision");

         WHEREAS, Texas Cablevision assigned such Franchise to SLT Cable TV Company ("SLT Cable") by Assignment and Bill of Sale, dated January 2, 1990, which assignment was approved by the City; and

         WHEREAS, SLT Cable intends to sell substantially all of its assets, including all of its right, title and interest in the Franchise to Northland Cable Properties Four Limited Partnership and its successors and assigns ("Northland"); and

         WHEREAS, it is in the best interests of the City and its citizens to consent to the above-referenced assignment and transfer of the Franchise.

         NOW, THEREFORE, be it resolved by the Council acting on behalf of the City that:

         1. The City hereby approves and consents to the transfer and assignment of the Franchise from SLT Cable to Northland.

         2. The City hereby approves the encumbrance of the Franchise and the assets of the cable television system, and the assignment of same for security purposes, in connection with the acquisition and operation of the system and the financing and refinancing, from time to time, of the business operations of Northland.

         3. Except as specifically set forth herein, the assignment and transfer of the Franchise shall not alter, affect or otherwise change any of the terms or conditions of the Franchise.

         4. In connection with the assignment and transfer of the Franchise to Northland the City certifies to SLT Cable and Northland that:

                 (a) The Franchise was duly and validly issued by the City, and upon its assignment to Northland, the duly authorized franchisee will be Northland.

                 (b) The Franchise is in full force and effect as of the date hereof, is valid and enforceable in accordance with its terms and will not expire until September 8, 1998.

                 (c) No event of default under the Franchise, and no event which could become an event of default with the passage of time or the giving of notice, or both, has occurred and is continuing as of the date hereof.

                 (d) The three percent (3%) franchise fee payable to the City under the terms of the Franchise is calculated on the franchisee's receipts collected annually and is payable, in arrears, on or before January 15th of each year for the preceding year.

                 (e) All fees owing to the City pursuant to the Franchise have been paid through October 31, 1994.

                 (f) The City acknowledges receipt of a completed FCC Form 394 from SLT Cable and Northland.

         5. The Franchise and this Resolution were and are adopted in accordance with the notice and procedure requirements of the laws of the State of Texas governing cities, and with the notice and procedure requirements prescribed by the City. The Franchise and this Resolution, including without limitation the grant of and the consent to the assignment of the Franchise, were and are adopted in accordance with and do not conflict with the laws, ordinances, resolutions and other regulations of the City, as presently in effect or as the same were in effect at the time the particular action was taken.

         6. This Resolution shall take effect immediately upon passage by the Council.

         PASSED, ADOPTED AND HEREBY RESOLVED by the City Council of the City of
Kaufman, Texas this  14  day of   August  , 1995.
                    ----       -----------     -


                                             KAUFMAN CITY COUNCIL
                                             CITY OF KAUFMAN, TEXAS

                                             /s/ Jess M. Murrell
                                             -----------------------------------
                                             Mayor of the City of Kaufman, Texas


ATTEST:

/s/ JoAnn Talbot
---------------------------------------
Clerk of the City Council

  CITY COUNCIL MEMBERS                YES    NO    ABSTAIN    ABSENT
  --------------------                ---    --    -------    ------

Councilmember Keller       (motion)    X
------------------------              ---    --    -------    ------
Councilmember Rand         (second)    X
------------------------              ---    --    -------    ------
Mayor Pro-Tem Ozimy                    X
------------------------              ---    --    -------    ------
Mayor Murrell                          X
------------------------              ---    --    -------    ------
Councilmember Simon                    X
------------------------              ---    --    -------    ------
Councilmember Greenslade               X
------------------------              ---    --    -------    ------
Councilmember Fletcher                                        Absent from vote

                             ORDINANCE NO. 0-19-93

AN ORDINANCE OF THE CITY OF KAUFMAN, TEXAS AMENDING THE CABLE TELEVISION FRANCHISE DATED SEPTEMBER 18, 1978 BY SUSPENDING CERTAIN CURRENT PROVISIONS RELATING TO RATE, PROCEDURES, AND CUSTOMER SERVICE; REPLACING SUCH PROVISIONS WITH NEW PROVISIONS IN ACCORDANCE WITH THE 1992 CABLE ACT; AND PROVIDING A SEVERABILITY CLAUSE.

         WHEREAS, the Cable Television Franchise Ordinance of the City of Kaufman does not currently contain rate regulation rules, and regulations which comply with the 1992 Cable Act; and

         WHEREAS, in order that the City may regulate basic cable television rates, it is necessary to adopt rules and regulations that are in compliance with the 1992 Cable Television Act; and

         WHEREAS, it is in the best interests of the citizens of the City of Kaufman that the City may be able to regulate rates as provided in the 1992 Cable Act; and

         WHEREAS, in order that the City may regulate basic cable television customer service levels, it is necessary to adopt rules and regulations that are in compliance with the 1992 Cable Television Act; and

         WHEREAS, it is in the best interests of the citizens of the City of Kaufman that the City be able to regulate customer service levels as provided in the 1992 Cable Television Act:

         NOW, THEREFORE, BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF KAUFMAN, TEXAS:

         SECTION 1. That the Cable Television Franchise Ordinance of the City of Kaufman, Texas is hereby amended by suspending the application of Section 16, Section 18, and Section 20, and replacing these provisions by the addition of new Section 16A, Section 18A, and Section 20A, and by adding Section 4 Subsection b and c, Section 21 Subsection b, and Section 22, all in accordance with the provisions of the 1992 Cable Act, to read as follows, in all other respects said Ordinance to remain in full force and effect:

                 3. City will also accept written and verbal comments from the public and interested parties regarding the company's proposed new rates during the city's rate review process. These comments will be compiled and submitted to the City Council prior to adoption of rate orders.

         d.    Confidentiality of Information

                 Any documentation submitted by the company is subject to the Freedom of Information Act. Prior to the City releasing any documentation submitted by the company, the company has 5 days to appeal release of the information to the Federal Communications Commission.

         SECTION 2.

         SECTION 18A

         a.    Office Hours and Telephone Availability

               1. Access Line. Requires a local, toll-free or collect call service, available 24 hours a day, seven days a week.

               2. Response to Inquiries (Normal Hours and Operating Conditions). Requires trained company representatives available to respond to customer within 30 seconds for each call or transferred call. Busy signals kept below 3% over time period. Standard to be met 90% of the time when measured.

               3. Response to Inquiries (After Normal Working Hours). Requires an answer by a service or automated system which must be responded to by a trained representative the next business day.

               4.   Hours of Payment Centers/Customer Service Centers.
                    Requires centers to be conveniently located and open during hours most similar businesses in area are open. However, this must not be less than 9 - 5, Monday through Friday, excluding legal holidays.

         SECTION 20A - SERVICE INTERRUPTIONS & SERVICE CALLS.


         a. Service Interruptions. Under normal conditions, requires work to begin promptly, but no later than 24 hours after interruption is known. Standard must be met 95% of the time when measured.

         b. Service Call Appointments. Operator may not cancel an appointment after the close of business the day prior to the scheduled appointment. Customer must be contacted prior to any cancellation, and rescheduling must be at customer's convenience. Further, all appointments must be for a specific time, or within a 4-hour window during normal business hours. Arrangements may be made after normal business hours at the convenience of the customer. Service standard must be met 95% of the time when measured.

         SECTION 21.

         b. Standard Installation. Requires installation within 7 business days after order is placed. Standard hook-up not to exceed 125 feet from existing distribution system. Standard must be met 95% of the time when measured.

         SECTION 22 - COMMUNICATION BETWEEN OPERATOR & CUSTOMERS.

         a. Written Information/Notification. Written notification must be provided at the time of installation, annually, and upon request. Notification must include: products and services offered, prices and options of service, installation and service maintenance policies, instructions on use of system, channel positions, and billing/complaint procedures to include address and phone number of franchise office.

         b. Notification of Changes. Requires notification of changes in written information (outlined above), pay rates, programming services, and channel positions must be made within 30 days prior to change (if within control of the operator). Notification must be both written and by public announcement over the air.

         c. Billing Statements. Requires statements to be itemized to include charges, rebates, and credits. Statements must be clear, concise, and understandable. Must provide written response to billing complaints within 30 days.

         d. Refunds and Credits. Requires refunds and credits to be issued promptly, no later than customer's next billing statement after determination is made, or 30 days, whichever is earlier.

         SECTION 3. Should any word, sentence, clause, paragraph or provision of this Ordinance be held to be invalid or unconstitutional, the remaining provisions of this Ordinance shall remain in full force and effect.

         DULY PASSED AND APPROVED BY THE CITY COUNCIL OF THE CITY OF KAUFMAN, TEXAS ON THE FIRST READING ON THE 13TH DAY OF DECEMBER, 1993.

         DULY PASSED AND APPROVED BY THE CITY COUNCIL OF THE CITY OF KAUFMAN, TEXAS ON THE SECOND READING ON THE 10TH DAY OF JANUARY, 1994.


                                            -----------------------------------
                                            JESS M. MURRELL
                                            MAYOR

ATTEST:



--------------------------------------
JO ANN TALBOT
CITY SECRETARY

                          ASSIGNMENT AND BILL OF SALE


         The undersigned, ROGER WHITEHURST ("Seller"), hereby grants, assigns, bargains and sells to SLT CABLE TV, INC. of Sugarland, Texas ("Purchaser") the following assets and property in Kaufman County, Texas:

         1. All of the rights and assets of the cable T.V. business of Seller operated in and around Kaufman, Texas, known as TEXAS CABLEVISION CO.; said rights and assets including, but not limited to the following:

               a. All existing Cable T.V. permits to operate, the franchise agreement with the City of Kaufman, customer contracts and subscriptions, and all rights and title to operate said cable T.V. business, to the extent they are assignable;

               b. All of the inventory of cable, television parts and accessories, all installation accessories and attachment, all antennas, satellite receivers, and operation buildings, land and all other inventory items carried in support of the above referenced present cable television network of the Seller, as well as all other machinery and equipment presently used by Seller to operate the above said cable T.V. business. Provided, however, there are specifically excluded from this sale certain personal assets of Seller described in Exhibit A attached hereto. Further, the equipment of Rodney Fletcher, described in Exhibit B and attached hereto is not owned by Seller and is not being conveyed herein.

               c. All leases, agreements, easements, and contracts owned by Seller for use with the above said business.

               d. All patents, trademarks, and tradenames owned by Seller applicable to Texas Cablevision Co. and Seller does hereby specifically release and convey to Purchaser all of Seller's right, title, and interest in the tradename "Texas Cablevision Co.", provided that Seller does not represent that he has any proprietary rights to such name.

         It is understood that Purchaser is not assuming any accounts payable, liabilities, debts, or claims of Seller doing business as Texas Cablevision Co. except Purchaser does hereby assume and agree to honor all of Seller's existing programming agreements and Seller's obligations to subscribers with respect to security deposits. Purchaser also agrees to substitute itself as Franchisee for the cable franchise currently held by Seller with the City of Kaufman, Texas under the same terms and conditions as the present cable franchise with said city and agrees to honor and perform according to the written terms of said written franchise agreement.

         Seller is not assigning hereby any accounts or notes receivable, any cash or cash items including security deposits.

         TO HAVE AND TO HOLD the aforesaid assets unto Purchaser and Purchaser's legal representatives, successors and assigns forever and Seller does hereby bind Seller and his heirs, legal representatives, successors and assigns to warrant and forever defend all said assets and properties unto Purchase and Purchaser's legal representatives, successors and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof subject however to the aforesaid terms and conditions.

         EXECUTED at Dallas, Texas on the 2nd day of January, 1990, effective as of the 1st day of January, 1990.


                                    By  /s/ ROGER WHITEHURST
                                        ----------------------------------------
                                        ROGER WHITEHURST D/B/A TEXAS
                                        CABLEVISION CO.


                                     SLT CABLE T.V., INC.


                                     By  /s/ JACK ROACH
                                        ----------------------------------------

THE STATE OF TEXAS

COUNTY OF
          --------------------


         Before me, a notary public, on this day personally appeared Roger Whitehurst d/b/a Texas Cablevision Co., known to me to be person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

         Given under my hand and seal of office on this 2nd day of January, 1990.


                                     -------------------------------------------
                                     Notary Public in and for the State of Texas

THE STATE OF TEXAS

COUNTY OF ____________________


         Before me, a notary public, on this day personally appeared ________________________________, of SLT Cable T.V., Inc., known to me to be person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

         Given under my hand and seal of office on this ______ day of __________________________________, 1989.



                                     -------------------------------------------
                                     Notary Public in and for the State of Texas

                              FRANCHISE AGREEMENT


         WHEREAS, CATV SYSTEMS, INC. has made application for a franchise to operate within the corporate limits of the City of Kaufman, Texas, hereinafter called "City".

         WHEREAS, in the opinion of the City Council of said City, the granting of said franchise will bring an additional service to the inhabitants of said City.

         NO, THEREFORE, BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF KAUFMAN, TEXAS:

         SECTION 1, GRANT OF AUTHORITY:   In consideration of its compliance
with the proposal heretofore submitted to the City Council, there is hereby granted to CATV SYSTEMS, INC. hereinafter called "Grantee", for the term of twenty (20) years from the effective date of this franchise the right, privilege, and franchise to have, acquire, construct, reconstruct, maintain, use and operate in the City, a television signal receiving, amplifying and distribution system and service, hereinafter called a "community antenna television system" and to have, acquire, construct, reconstruct, maintain, use and operate in, over, under, along, and across the present and future streets, highways, alleys, bridges, and public ways and places of the City all necessary or desirable poles, towers, anchors, wires, cables, electronic conductors, underground conduits, manholes, and other structures and appurtenances necessary for the construction, maintenance and operation of a community antenna television system in said City.

         SECTION 2, USE, RENTAL OR LEASE OF UTILITY POLES AND FACILITIES: There is hereby granted to Grantee the authority to contract with the City or with any appropriate board or agency thereof or with the holder or owner of any utility franchise in the City for the use, rental, or lease of its or their poles, underground conduits, and other structures and facilities for the purpose of extending, carrying, or laying grantee's wires, cables, electronic conductors, and other facilities and appurtenances necessary or usable in receiving, amplifying and distributing television signals and in providing community antenna television service in the City and its vicinity.

         SECTION 3, COMPLIANCE WITH APPLICABLE LAWS:   The work done in
connection with the construction, reconstruction, maintenance or repair of said community antenna television system shall be subject to and governed by all laws, rules, and regulations of the City now in force, or that may be hereafter passed and adopted, for the government and regulations thereof, and not inconsistent herewith.

         SECTION 4, SUBJECT TO POLICE POWERS OF CITY: The construction, maintenance, and operation of Grantee's community antenna television system and all property of Grantee subject to this ordinance shall be subject to all lawful police powers and regulations by the governing body of the City. The City shall have the power at any time to order and require Grantee to remove and abate any pole, tower, wire, cable, electronic conductor or other structure or facility that is dangerous to life or property, and in the event Grantee, after written notice, fails or refuses to act, the City shall have the power to remove or abate the same at the expense of the Grantee, all without compensation or liability for damages to Grantee. Grantee shall at all times keep its cables and other appurtenances used for transmitting signals shielded in such a manner that there will be no interference with signals received by private television sets owned by persons not subscribing to Grantee's service. In the event that positive proof of such interference is furnished by the City and to the Grantee, the Grantee shall have a reasonable time thereafter to eliminate such interference; if, after such reasonable time has expired and the interference has not been eliminated, said city shall then have the right to make checks of the equipment to establish and locate the cause of the interfering signals and Grantee shall reimburse said City its reasonable expenses in this connection and shall, at Grantee's expense, make the correction to Grantee's equipment necessary to abate the interference. If such interference is not corrected within a reasonable time thereafter, then the City Council of City may call and hold a hearing for the purpose of considering the cancellation of this franchise, notice of which hearing shall be given in writing to the holder of said franchise ten (10) days in advance of said hearing. If positive proof is presented at said hearing that such interference is caused by Grantee's cable or other appurtenances used by Grantee for transmitting signals, then such City Council shall have the right and authority to cancel this franchise, but the Grantee shall have the right to appeal from the Council's action to a court of competent jurisdiction.

         SECTION 5, CONDITIONS OF STREET OCCUPANCY:

         A. USE. All transmission and distribution structures, lines, equipment and facilities erected or maintained by Grantee within the City shall be so located as to cause minimum interference with the proper and intended use of streets, highways, alleys, bridges, and other public ways and places, and to cause minimum interference with the rights or reasonable convenience of property owners who adjoin any of said streets, highways, alleys, bridges or other public ways or places.

         B. RESTORATION. In the event of any disturbance of any pavement, sidewalk, driveway or other surfacing, the Grantee shall, at its cost and expense and at the time and in the manner prescribed by the governing body of the City or its duly designated representative, replace and restore all such pavement, sidewalk, driveway or other surface to as good a condition as before the commencement of the work or activity by Grantee disturbing same.

         C. RELOCATION. Whenever by reason of the construction, repair, maintenance, relocation, widening, raising, or lowering of the grade of any street, highway, alley, or other public way or place by the City or by the location or manner of construction, reconstruction, maintenance, or repair of any public structure of facility by the City, it shall be deemed necessary by the governing body of the City for Grantee to move, relocate, change, alter, or modify any of its facilities, such change, relocation, alteration or modification shall be promptly made by Grantee when ordered in writing by the governing body of the City without claim for reimbursement of cost or damages against the City.

         D. TEMPORARY REMOVAL OF WIRE FOR BUILDING MOVING. Grantee, upon written request of any person holding a building moving permit issued by the City, shall remove, raise, or lower its wires temporarily to permit the moving of houses, buildings, or other bulky structures. The reasonable expense of such temporary removal, raising, or lowering shall be paid by the benefitted person or persons and Grantee may require such payment in advance. Grantee shall be given not less than forty-eight (48) hours advance notice in writing to arrange for such temporary wire changes.

         E. TREE TRIMMING. Grantee shall have the authority, to the same extent that the City has such authority, to trim tress upon or overhanging streets, highways, alleys, bridges or other public ways or places of the City in order to prevent the branches of such trees from coming in contact with the wires, cables, electronic conductors, or other facilities or equipment of the Grantee.

         F. CONSTRUCTION, MAINTENANCE, AND INSTALLATION. The construction, maintenance, and installation of equipment and facilities of Grantee, including connections to subscribers of Grantee's Service, shall be in accordance with all applicable ordinances and regulations of the City. The equipment and maintenance will be of high quality.

         G. PLACEMENT OF FIXTURES. The Grantee shall not place poles, towers, or similar fixtures where the same will interfere with any gas, electric, or telephone fixtures, water hydrant or main, drainage facility or sanitary sewer, and all such poles, towers, or similar fixtures shall be placed as directed by the City and in such manner as not to interfere with the usual travel or use of streets, highways, alleys or other public ways or places.

         H. NOTICE OF CONSTRUCTION WORK. Written notice shall be given to the City Council seven days prior to the date of any construction work by Grantee, which notice shall specify the location extent of such construction the type of facilities to be installed.

         SECTION 6, INDEMNIFICATION: Grantee shall indemnify and save the City whole and harmless from any and all claims for injury or damage to persons or property occasioned by or arising out of the construction, erection, maintenance, repair or operation of said community antenna television system or by the conduct or Grantee's business in the City.

         SECTION 7, INSURANCE:   Grantee shall procure, furnish, and file with
the City Secretary prior to commencement of any work in the construction of the Community antenna television system a policy of insurance covering liability and property damage with the minimum amounts of liability thereunder as follows: One Hundred Thousand Dollars ($100,000.00) for any single personal injury of any one person; Five Hundred Thousand Dollars ($500,000.00) for personal injury in any one single accident; and One Hundred Thousand Dollars ($100,000.00) property damage for any one single accident.

         SECTION 8, GRANTEE'S RULES: The Grantee shall have the authority to promulgate such rules, regulations, terms and conditions governing the conduct of its business as shall be reasonable necessary to enable the Grantee to exercise its rights and perform its obligations under this ordinance, and to assure an uninterrupted service to each and all of the subscribers to its service; provided, however, that such rules, regulations, terms and conditions shall not be in conflict with the _________________ hereof or with the laws of the State of Texas.

         SECTION 9, PAYMENT TO CITY: As compensation for the rights, privileges, and franchises herein conferred, Grantee shall pay to the City each year during the life of this franchise an annual sum of money equal to three per cent (3%) of the annual gross receipts received by the Grantee for the rendition of basic community antenna television service within the City. Said sum of money shall be due and payable on or before the 15th day of January of each year for the preceding calendar year. Said sum shall be in full payment for the privilege of using and occupying said City's streets, avenues, alleys and public grounds and places during said preceding year, whether as rental charges or otherwise; in the event of the failure of the Grantee to pay an installment within the year due, the Grantor shall have the right to forfeit and annul the rights and privileges granted hereunder.

         SECTION 10, RECORDS AND REPORTS:   The Grantee shall at all times keep
at its corporate offices City of Lewisville, County of Denton, State of Texas, full and complete plans, maps and records showing the exact location of all franchise equipment and facilities installed in the streets, alleys and other public places within the corporate limits of Grantor. Grantee shall file with the City Council on or before the first Monday in February each year, a current map or set of maps drawn of scale showing the location of all franchise equipment and facilities installed in the streets, alleys and other public places within the corporate limits of Grantor during the previous year, except that during the first year of the franchise such filing shall include all such equipment previously installed or operated either prior to or after the effective date of the franchise.

         SECTION 11, NON-EXCLUSIVE FRANCHISE:   The rights, privilege, and
franchise granted hereby is not exclusive and nothing herein contained shall be construed to prevent the City from granting any other like right, privilege, and franchise to any other persons, firm or corporation.

         SECTION 12, ASSIGNMENT:   The right, privilege, and franchise granted
hereunder may be assigned to any person, firm, or corporation. Grantee shall not assign, transfer, sell, or sublet the privileges hereby granted without the prior consent in writing of Grantor. No assignment to any person, firm, or corporation shall be effective until the assignee has filed with the City Secretary an instrument, duly executed, reciting the fact of such assignment, accepting the terms of this franchise, and agreeing to perform all the conditions thereof.

         SECTION 13, ACCEPTANCE:   Grantee shall have thirty (30) days after
the effective date of this ordinance in which to file its written acceptance thereof with the governing body of the City, and upon such acceptance being filed, this ordinance shall take effect and be in force from and after the date of its passage or its effective date as in the charter of the City made and provided in such cases, whichever shall govern, and shall effectuate and make binding the agreement herein contained.

         SECTION 14, SEVERABILITY: If any section, sentence, clause or phrase of this ordinance is for any reason held to be illegal or unconstitutional, such invalidity shall not affect the validity of the remaining portion of this ordinance.

         SECTION 15, DURATION OF CONTRACT:

         (A). The authority and rights herein granted, as aforesaid, shall take effect upon the effective date of this ordinance and shall continue in force and effect for a term of twenty (20) ears, and thereafter from year to year until canceled by either party giving the other notice in writing ninety (90) days prior to the end of the then current term. Provided however, this contract shall automatically terminate unless the service offered by the Grantee is available within the corporate limits of the City within one year from the date hereof.

         (B). Each right and privilege granted shall, without the passage of any resolution or ordinance by Grantor, be null and void on the failure of the Grantee to comply with any of or all of the terms and conditions specified herein. Grantee will be given thirty (30) days following receipt of written notice of non-compliance in which to make corrections or take other required actions. In the event of such forfeiture, Grantee shall also forfeit and surrender to Grantor all equipment and facilities that maybe located along, over or under any streets, alleys or other public places within the corporate limits of Grantor unless such property is removed within sixty (60) days from the date of forfeiture. Prior to the removal of such equipment, Grantee shall post the performance bond of One Hundred Thousand Dollars ($100,000.00) to assure that the streets, alleys and public places from which such equipment is removed shall be placed in good condition.

         (C). Grantee may at anytime after one year from the effective date of this ordinance abandon the rights and authority granted hereunder provided that two months' written notice of intention to abandon is given to the City Council and provided further that all streets, alleys and public grounds occupied by Grantee's facilities are restored to their condition before such facilities were erected or installed.

         SECTION 16, RATES:   Grantee may prescribe a residential rate not to
exceed $10.00 per month per connection to any individual dwelling unit and extensions to more than one television set in one individual dwelling unit may not exceed $5.00 per set per month for the second television set in the same building. These rates are for basic cable television service only, and does not include any premium channels. Any change or alterations in these rates will not be effective until the Grantee has filed with the City Secretary an instrument, duly executed, reciting the facts of the changes or alterations and proposed effective date.

         SECTION 17, SERVICE: The franchise granted by this ordinance confers authorization on Grantee to conduct operations and erect, maintain, use and receive services from the facilities designed and intended to receive and distribute only those television signals cablecast from properly authorized television stations authorating pursuant to permission obtained from the Federal Communications Commission, or any successor thereof. The initial basic cable television service furnished by Grantee shall include but not be limited to, the distribution by cable the programs of the following stations:

Ch. 4 KDFW-TV                        CBS                  Dallas-Fort Worth

Ch. 5 KXAS-TV                        NBC                  Fort Worth-Dallas
Ch. 8 WFAA-TV                        ABC                  Dallas-Fort Worth

Ch. 11 KTVT                          IND                  Fort Worth-Dallas

Ch. 13 KERA-TV                       ETV                  Dallas
Ch. 39 KXTX-TV                       IND                  Dallas-Fort Worth

PTL                               Religious               Charlotte, N.C.
Ch. 17 WTCG                          IND                  Atlanta, G.A.

WEATHER                                                   Local

NEWS WIRE                                                 Local


                  PROPOSED SIGNALS FOR OPTIONAL PAY-TV SERVICE


Premium Movie Channel                HBO                  New York, New York
         (B). In any event, this franchise does not and shall not permit Grantee to transmit to any customer any program or programs for which a separate charge is made to such customer for receipt thereof. Should Grantee desire to make additional or other use of all or any part of the community intended television, then, notwithstanding any other authorization that it may now subsequently possess from any given rental entity Grantee shall apply to the City Council of Grantor for permission to make such use, and such use shall be subject to all provisions of the franchise, including, but not limited to the payment of the compensation described hereunder, and shall be further subject to such additional terms and conditions as are mutually agreeable to Grantor and Grantee.

         SECTION 18: The grantee shall maintain a local business office, or agent, having a listed telephone number for conducting business and receiving subscriber service complaints. Grantee shall investigate complaints regarding the quality of service, equipment malfunctions and similar matters, and promptly perform the required maintenance to resolve these complaints by demonstrating that cable system performance is within the technical requirements set by the Federal Communications Commission.

         SECTION 19: Notwithstanding the provisions and requirements of this ordinance and franchise any changes in rules or requirements relating to operation of cable television systems issued by the Federal Communications Commission will be incorporated herein within one year from such issuance by the Commission.

         SECTION 20, QUALITY OF SERVICE:   The community antenna television
shall be operated and maintained so that all customer shall receive system signals of good technical quality in the full range of service. Any complaints as to the quality of the signals or services shall be promptly satisfactorily investigated by Grantee, and adjustments required to correct the situations disclosed by such investigations shall be made forthwith. Any of the liability to make corrections within 10 days after receipt of the complaint shall be reported in writing by the Grantee to the City Council, who shall make and Grantee shall comply with any orders pertinent to corrections.

         SECTION 21, QUALITY OF INSTALLATION AND FACILITIES: All installation shall be of permanent and durable nature and installed in accordance with good engineering practices and comply with all existing and future ordinance, resolutions, regulations and orders of Grantor so as not to interfere in any manner with the rights of the public or individual property owners. The system shall not interfere with the _______________ and use of public places of facilities by the public, and ______________ the construction, repair or removal thereof shall not obstruct or impede traffic.

         PASSED AND APPROVED this the 8th day of September,
1978.


                                            BY  /s/ ROY NELSON
                                              ----------------------------------
                                                MAYOR


ATTEST:

/s/
---------------------------------------
City Secretary